EXHIBIT 10.1            Second Amended Mineral Rights Agreement

                    SECOND AMENDED MINERAL RIGHTS ASSIGNMENT
                    ----------------------------------------

     This Second Amended Mineral Rights Assignment (the "Assignment") is effective October 1, 2002, and is by and between Gold Pick Mines, Inc., a State of Washington corporation, and 635329 BC Ltd., a British Columbia, Canada limited company.

                                R E C I T A L S:

     WHEREAS, 635329 BC Ltd. is the owner of various mineral rights and desires to acquire shares of common stock of Gold Pick Mines, Inc.; and


     WHEREAS, Gold Pick Mines, Inc. desires to sell shares of its common stock in exchange for the Mineral Rights.


          NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein and in reliance upon the representations and warranties contained herein, the parties hereto covenant and agree as follows:


     1.     Assignment of Mineral Rights.  635329 BC Ltd. hereby assigns 10% of
            ----------------------------
the mineral rights it owns in the properties set forth in exhibit "A" attached hereto (the Mineral Rights"), to Gold Pick Mines, Inc.


     2.     Further Assurances.  635329 BC Ltd. agrees to give its further
            ------------------
assurances as Gold Pick Mines, Inc. may reasonably request in the future as may be desirable to protect the interest of Gold Pick Mines, Inc. in the Mineral Rights.


     3.     Issuance of Common Stock.   In consideration of this Assignment,
            ------------------------
Gold Pick Mines, Inc. agrees to issue 3,000,000 shares of its common stock to 635329 BC Ltd.


     4.  Issuance of Option.  635329 BC Ltd. hereby issues to Gold Pick Mines,
         ------------------
Inc. an option to purchase an additional 10% of the mineral rights it owns in the properties set forth in the Mineral Rights (the "Option"). The Option shall have an aggregate exercise price of CN$80,000.00. The Option shall expire on December 31, 2005. The Option may be exercised in whole or in part from time to time before its expiration, for a pro rata exercise price. 635329 BC Ltd. shall reserve and retain at least 10% of the Mineral Rights to cover the Option during the life of the Option until the Option is exercised or until the Option expires.

     5.  Covenant of 635329 BC Ltd.  635329 BC Ltd. shall be subject to the
         --------------------------
following covenant. 635329 BC Ltd. shall make the following covenant a condition and a part of any future disposition of its ownership in the Mineral Rights (except as to Gold Pick Mines, Inc.):


     "The Buyer and the Buyer's heirs, successors and assigns agree that Gold Pick Mines, Inc. and its heirs, successors and assigns will not pay any costs. The Buyer and the Buyer's heirs, successors and assigns agree that Gold Pick Mines, Inc. and its heirs, successors and assigns shall be entitled to promptly receive profits and distributions (whether in cash or in-kind) pro rata to their percentage ownership in the Mineral Rights. The purpose of this covenant is to give Gold Pick Mines, Inc. and its heirs, successors and assigns a "free ride" as to the costs of exploiting the Mineral Rights.


     6. The parties hereto and their heirs, successors and assigns agree that Gold Pick Mines, Inc., a State of Washington corporation, is an intended third party beneficiary of this Assignment.


     7. This Second Amended Mineral Rights Assignment supercedes all previous mineral rights assignments between the parties.


                      [Signatures Appear on the Next Page]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.



GOLD PICK MINES, INC


By:
     /s/ Michael Kirsh, President



635329 BC LTD.


By:
     /s/ Mark Epstein, President